UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 10, 2015 (September 9, 2015)

COLGATE-PALMOLIVE COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on September 9, 2015, the Board of Directors (the “Board”) of Colgate-Palmolive Company (“Colgate”) elected Ms. Lorrie Norrington, Operating Partner and Advisor, Lead Edge Capital LLC (“Lead Edge”), to the Colgate Board. Ms. Norrington, 55, brings over 30 years of operational leadership experience and in-depth knowledge of the technology, e-commerce and consumer software industries to the Colgate Board. Prior to joining Lead Edge, Ms. Norrington served as President of Global eBay Marketplaces, Chief Operating Officer of eBay Marketplaces and President of eBay International, in Europe and Asia. Prior to joining eBay, Ms. Norrington held senior positions at Intuit Inc. and held a number of global roles at General Electric Company over an almost 20-year period.

Ms. Norrington will receive compensation in accordance with Colgate’s director compensation program for non-employee directors. Currently those arrangements include an annual cash retainer of $55,000, an annual award of shares of common stock equal in value to $180,000 and an annual grant of options to purchase shares of common stock equal in value to $45,000, as well as other aspects of the director compensation program described in Colgate’s proxy statement filed with the Securities and Exchange Commission on March 25, 2015. Ms. Norrington’s cash retainer and other awards for 2015 will be prorated to reflect her service during 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2015	COLGATE-PALMOLIVE COMPANY

By: /s/ Jennifer M. Daniels
Name: Jennifer M. Daniels
Title: Chief Legal Officer and Secretary